UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 15, 2017

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)
 1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)
 Registrant’s telephone number, including area code:
 (808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric
 None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

Hawaiian Electric Industries, Inc. [ ]	Hawaiian Electric Company, Inc. [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc. [ ]	Hawaiian Electric Company, Inc. [ ]

Item 8.01. Other Events.
The following is an update to “Most recent rate proceedings” under “Commitments and contingencies” in Note 3 of the Notes to Condensed Consolidated Financial Statements, and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Electric utility” under “Most recent rate proceedings,” which are incorporated herein by reference to pages 19-20, and 68-69 of HEI’s and Hawaiian Electric’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017.
On December 15, 2017, the Public Utilities Commission of the State of Hawaii (PUC) issued an interim decision and order (Interim D&O) in Hawaiian Electric’s 2017 test year rate case proceeding. The Interim D&O is based on an overall rate of return (ROR) of 7.57%, which reflects a capital structure that includes a 57% common equity and the stipulated return on average common equity (ROE) for interim purposes of 9.5%. The Interim D&O adopted many of the matters agreed upon by Hawaiian Electric and the Consumer Advocate in their Stipulated Settlement Letter filed on November 15, 2017; however, the PUC made three downward adjustments. The first adjustment results from lowering the pension regulatory asset (and increasing the postretirement benefits, or OPEB, regulatory liability) (net pension regulatory asset), thereby reducing the amount of corresponding amortization of such net pension regulatory asset, which reduces the interim increase based on the stipulated agreement by $6 million. The second adjustment results from reducing a pension contribution regulatory asset, thereby reducing the amount of corresponding amortization, which reduces the interim increase by $5 million. The third adjustment is a $5 million revenue reduction, pending further examination of the prudence of Hawaiian Electric’s baseline plant additions.
The adjustment to lower net pension regulatory asset balance is based on the PUC’s ruling that by Hawaiian Electric’s request to forego a base rate increase in the 2014 test year rate case, Hawaiian Electric relinquished a part of the recovery of the pension costs that had accrued in the pension and OPEB tracker that would have been recovered as a result of the 2014 rate case. The adjustment to lower the pension contribution regulatory asset is based on assuming the regulatory asset, established in 2011, was amortized from 2011. As a result of the Interim D&O, Hawaiian Electric expects it will be required to write-off $25 million ($16 million net of tax) in net pension regulatory asset in December 2017, unless the Commission reverses its decision based on Hawaiian Electric’s motion for partial reconsideration of the Interim D&O filed on December 22, 2017. In addition, unless the Commission reverses its decision, it is expected that it may no longer be probable that Maui Electric’s pension regulatory asset of approximately $1.7 million ($1 million net of tax) will be recoverable, and a write-off would be required. The expected total write-off equates to about an 85 basis points reduction in the Hawaiian Electric Consolidated 2017 ROE.
Hawaiian Electric filed a motion for reconsideration of the net pension regulatory asset issue requesting the PUC to issue an order by January 22, 2018, to restore the reduction of $6 million in revenue requirement, and that the reversal is not subject to reinstatement in the final decision and order, and as a result, granting an interim rate relief of approximately $43.7 million.
Hawaiian Electric is preparing revised schedules and revised revenue requirements, reflecting the Interim D&O. The Consumer Advocate may file comments on Hawaiian Electric’s calculations within five days of the filing of the revised schedules. The Interim D&O indicated that the PUC intends to further review Hawaiian Electric’s ROE, Hawaiian Electric’s overhead policy change, modifications to the Energy Cost Adjustment Clause and the components of target revenue used in the decoupling mechanism.
The Interim D&O will be implemented after the PUC issues a decision on Hawaiian Electric’s calculations. If the amounts collected pursuant to an interim D&O exceed the amount of the increase ultimately approved in the final D&O, then the excess would have to be refunded to Hawaiian Electric’s customers with interest.
The remaining schedule for this proceeding has Hawaiian Electric’s rebuttal testimonies due on January 5, 2018, and evidentiary hearings scheduled for early March 2018.
Management cannot predict the ultimate outcome of the motion for reconsideration, the amount and timing for implementing the interim increase or the ultimate outcome or timing of the final D&O for Hawaiian Electric’s 2017 test year rate case proceeding.
Hawaiian Electric issued a news release, “Hawaiian Electric seeks commission approval to recover pension contributions.” The news release is furnished as Exhibit 99.
HEI and Hawaiian Electric intend to continue to use HEI's website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI's website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI's website, in addition to following HEI's, Hawaiian Electric's and American Savings Bank, F.S.B.'s press releases, HEI’s and Hawaiian Electric’s SEC filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s or Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms (Docket No. 2016-0328 for Hawaiian Electric 2017 test year rate case) in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.

FORWARD-LOOKING STATEMENTS
This report may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this report should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s and Hawaiian Electric’s Annual Report on Form 10-K for the year ended December 31, 2016 and HEI’s and Hawaiian Electric’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit 99	News release, dated December 26, 2017, “Hawaiian Electric seeks commission approval to recover pension contributions”

The information furnished in connection Item 9.01 of this current report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Gregory C. Hazelton	/s/ Tayne S. Y. Sekimura
Gregory C. Hazelton	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: December 26, 2017	Date: December 26, 2017

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99	News release, dated December 26, 2017, “Hawaiian Electric seeks commission approval to recover pension contributions”